CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14 of Registration Statement No. 333-32887 of RBC Variable Annuity Account A (the "Variable Annuity Account") of Business Men's Assurance Company of America on Form N-4 of our report dated April 25, 2006, related to the financial statements comprising the sub-accounts of the Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Annuity Account), which is part of such Registration Statement, and to the reference to us under the heading of "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Greenville, South Carolina
April 25, 2006



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 14 of Registration Statement No. 333-32887 of RBC Variable Annuity Account A (the "Variable Annuity Account") of Business Men's Assurance Company of America (the "Company") on Form N-4 of our report dated May 1, 2006, related to the statutory-basis financial statements of the Company (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the South Carolina Department of Insurance, and such practices differ from accounting principles generally accepted in the United States of America; and expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Annuity Account), which is part of such Registration Statement, and to the reference to us under the heading of "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Greenville, South Carolina
May 1, 2006